PAUL MUELLER COMPANY DEPENDENT CARE ASSISTANCE PLAN

                                  ARTICLE I
                            ESTABLISHMENT OF PLAN

1.1. The Plan. Paul Mueller Company, for the benefit of its Employees, hereby establishes a dependent care assistance plan (the "Plan") in association with the Tax Savings Plan established concurrently here-with, and intended to conform to the requirements of paragraphs (2) through (6) of subsection (d) of Section 129 of the Internal Revenue Code of 1986 (the "Code"), as amended.

1.2. Purpose. The purpose of this Plan is to make possible the inclusion of Dependent Care Assistance in the group of benefits which may be selected by Participants of the Tax Savings Plan, and to satisfy the requirement of a separate written plan with respect to a dependent care assistance program as set forth in Section 129(d)(1) of the Code.

                                  ARTICLE II
                         DEFINITIONS AND CONSTRUCTION

2.1. Dependent Care Assistance. Reimbursement for the payment of services which, if or when paid for by a Participant, are considered employment related expenses under Internal Revenue Code Section 21(b)(2), relat-ing to expenses for household and dependent care services necessary for gainful employment.

2.2. Other Definitions. Words and phrases not herein defined shall have the meaning ascribed to them in the Tax Savings Plan.

                                 ARTICLE III
                                 ELIGIBILITY

3.1. Eligibility to Participate. Any Participant in the Tax Savings Plan is eligible to participate in this Plan, subject to the terms, condi-tions, and provisions set forth herein. The establishment of this Plan in the form of a separate document shall not be interpreted or construed as expanding or enlarging the rights or privileges of any Participant for payment or reimbursement above the amount set forth in the related Tax Savings Plan.

3.2. Termination of Participation. Each Participant shall continue to participate in this Plan until the Participant terminates participa-tion as provided for in the Tax Savings Plan or the effective date of Plan termination, whichever is the first to occur.

                                  ARTICLE IV
                                   BENEFITS

4.1. Benefits Provided. The benefit provided by this Plan is the reim-bursement, on a pretax Salary Redirection basis, of Dependent Care Expenses incurred by the Participant.

4.2. Election of Benefits and Designation of Salary Redirection. Within the enrollment period as specified in the Tax Savings Plan, each Participant shall be given the opportunity to designate, on forms pro-vided by the Employer for such purpose, his intent to participate in this Plan and the Salary Redirection that will be applicable during the applicable Coverage Period. The amount of Salary Redirection elected under this Plan shall not exceed the limitation provided in the Tax Savings Plan.

4.3. Irrevocability of Benefit Selection and Salary Redirection Designa-tion. A Participant's election of benefits under this Plan and the applicable Salary Redirection for a Coverage Period shall be irrevo-cable with respect to such Coverage Period, except that a Participant shall be entitled to change his election and Salary Redirection desig-nation during a coverage Period if the Plan Administrator determines that such Participant has experienced a change in family status as defined in the Tax Savings Plan, and that such change in election and Salary Redirection designation is necessary or appropriate as a result of the change in family status.

4.4. Funding of Benefits. Benefits under this Plan shall be funded solely through Salary Redirections as authorized by each Participant in con-junction with his election to participate. Such Salary Redirection shall be made for each payroll period during the Coverage Period and shall be transmitted to the Trustee as soon as practical following such payroll.

                                  ARTICLE V
                              PAYMENT OF CLAIMS

5.1. Claims for Reimbursement. A Participant in this Plan may apply for reimbursement of Dependent Care Expenses incurred during the Coverage Period by submitting an application in writing to the Trustee on or before the 60th day following the end of the Coverage Period, in such form as the Plan Administrator may describe. The application shall be accompanied by a written statement from an independent third party care provider stating that the Dependent Care Expense has been in-curred and the amount of such expense. The aggregate amount of claims submitted by a Participant for reimbursement of Dependent Care Ex-penses incurred in a Coverage Period shall not exceed the Partici-pant's Salary Redirection designation for that Coverage Period.

5.2. Payment of Claims. Upon the submission of a properly executed claim for reimbursement by a Participant, the Trustee shall reimburse the Participant within 30 days of receipt of the claim. No reimbursement shall be made to a Participant unless the amount of Salary Redirection to the credit of the Participant is sufficient to pay the claim.

5.3. Limitations on Payment. Subject to the limitation of Salary Redirec-tion as provided in the Tax Savings Plan, the maximum amount of Depen-dent Care Expense reimbursement for the Coverage Period shall not exceed the lesser of the following:

     a. the Participant's gross annual salary or compensation, reduced by the amount of other Salary Redirection designation under other Component Plans adopted by the Employer;

     b. $5,000 or $2,500 if the Participant is married and files a separate income tax return; or

     c. the Spouse's base annual salary. In the case of a Spouse who is a student or is mentally or physically unable to care for him-self, such Spouse will be deemed to have monthly earned income of $200 if one Dependent is cared for, and $400 if two or more Dependents are cared for.

                                  ARTICLE VI
                                 MISCELLANEOUS

6.1. Notice of Plan. Reasonable notification of the availability and terms of this Plan and the related Tax Savings Plan shall be provided by the Plan Administrator to all Employees.

6.2. Statement of Expenses. The Employer shall furnish to each Participant with respect to whom any payment or reimbursement is made for Depen-dent Care Assistance, on or before each January 31, a written state-ment showing the amounts paid by the participant to the Tax Savings Plan for such Dependent Care Assistance during the previous calendar year.

6.3. Amendment of Plan. The Employer reserves to itself the right to amend this Plan in any manner which it deems to be necessary or desirable, and shall amend the Plan in any respect necessary to conform the same to the provisions of the Code or relevant regulations promulgated thereunder, and further reserves the right to terminate the Plan by appropriate action.

IN WITNESS WHEREOF, this instrument has been executed this 2nd day of August, 1995.

                                         PAUL MUELLER COMPANY
                                         ---------------------------------
                                         EMPLOYER

                                         BY: /S/    DANIEL C. MANNA
                                             -----------------------------

                                         APPROVED:
                                         UMB BANK, N.A., TRUSTEE

                                         BY: /S/    WILLIAM A. HANN
                                             -----------------------------
                                                   SR. VICE PRESIDENT